FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio: BlackRock Senior High Income Fund, Inc.(ARK), Managed Account Series: High Income Portfolio (BATS-HINC), BlackRock High Yield Trust (BHY), BlackRock Preferred Opportunity Trust (BPP), BlackRock High Income Fund (BR-HIINC), BlackRock High Yield Bond Portfolio (BR-HIYLD), BlackRock Preferred and Equity Advantage Trust - Preferred Sleeve (BTZ-PREF), BlackRock High Income Portfolio (Ins - Series) (BVA-HI), BlackRock High Income V.I. Fund (Ins - Var Ser) (BVA-HY), BlackRock Corporate High Yield Fund, Inc. (COY), BlackRock Corporate High Yield Fund III, Inc. (CYE), BlackRock Debt Strategies Fund, Inc. (DSU), BlackRock Diversified Income Strategies Fund, Inc. (DVF), BlackRock High Income Shares (HIS), BlackRock Corporate High Yield Fund VI, Inc. (HYT), BlackRock Corporate High Yield Fund V, Inc. (HYV), BlackRock Preferred & Corporate Income Strategies Fund, Inc. (PSW), BlackRock Preferred Income Strategies Fund, Inc. (PSY)

2.

Issuer:   Citigroup Inc.

3.

Date of Purchase: 04/21/2008

4.

Underwriter from whom purchased:  Citigroup Global Markets Inc.

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith Incorporated

a.

List Members of Underwriting Syndicate:

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc, BNP Paribas Securities Corp, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., RBC Capital Markets Corporation, TD Securities (USA) LLC, Guzman & Co., Jackson Securities, LLC, Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Sandler O’Neil & Partners Group, L.P., The Williams Capital Partners Group, L.P., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):  (ARK) $2,000,000 out of $6,000,000,000; (BATS-HINC) $1,220,000 out of $6,000,000,000; (BHY) $350,000 out of $6,000,000,000; (BPP) $11,450,000 out of $6,000,000,000; (BR-HIINC) $14,010,000 out of $6,000,000,000; (BR-HIYLD) $18,130,000 out of $6,000,000,000; (BTZ-PREF) $18,250,000 out of $6,000,000,000; (BVA-HI) $300,000 out of $6,000,000,000; (BVA-HY) $930,000 out of $6,000,000,000; (COY) $2,000,000 out of $6,000,000,000; (CYE) $2,000,000 out of $6,000,000,000; (DSU) $4,200,000 out of $6,000,000,000; (DVF) $1,300,000 out of $6,000,000,000; (HIS) $1,000,000 out of $6,000,000,000; (HYT) $3,200,000 out of $6,000,000,000; (HYV) $3,000,000 out of $6,000,000,000; (PSW) $5,800,000 out of $6,000,000,000; (PSY) $23,000,000 out of $6,000,000,000

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)  $290,000,000 out of $6,000,000,000

8.

Purchase price (net of fees and expenses):  $100.00

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made: 100.125 on 4/28

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X__

___

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X__

___

c.

The underwriting was a firm commitment

underwriting.

_X__

___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X__

____

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X__

___

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X__

___

Approved by:       ___Walter Mello___                Date:       ____05/01/08___

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